Exhibit 10.6

MEDTRONIC, INC.

ISRAELI AMENDMENT

To The 2013 Stock Award and Incentive Plan

1.	GENERAL

1.1	This Amendment (the “Amendment”) shall apply only to Participants who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 2013 Stock Award and Incentive Plan (the “Plan”), of the Company as defined in the Plan.

1.2	This Amendment is effective with respect to Options, Stock Appreciation Rights, Shares of Restricted Stock, Other Stock-Based Awards or Other Cash-Based Awards; to be granted according to the resolution of the Committee, as such term is defined in the Plan and shall comply with Amendment no. 147 of the Israeli Tax Ordinance.

1.3	This Amendment is to be read as a continuation of the Plan and only refers to Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (the “Ordinance”), and any regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time. For the avoidance of doubt, this Amendment does not add to or modify the Plan in respect of any other category of Participants.

1.4	The Plan and this Amendment are complementary to each other and shall be deemed one. In any case of contradiction, whether explicit or implied, between the provisions of this Amendment and the Plan, the provisions set out in this Amendment shall prevail with respect to Awards granted to Israeli Participants.

1.5	Any capitalized terms not specifically defined in this Amendment shall be construed according to the interpretation given to them in the Plan.

2.	DEFINITIONS

2.1	“Award” means an Option, Stock Appreciation Right, Share of Restricted Stock, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the Plan.

2.2	“Applicable Law” means the Israeli law in general, and in particular the Israeli Companies Law -1999, the Israeli Income Tax Ordinance (New Version), 1961 and any regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.3	“Approved 102 Award “ means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

2.4	“Capital Gain Award “ or “CGA” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.5	“Controlling Shareholder” means a controlling shareholder (Ba’al Shlita) as such term is defined in Section 32(9) of the Ordinance.

2.6	“Employee” including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

2.7	“Employing corporation” means any subsidiary or affiliated company or group within the meaning of Section 102(a) of the Ordinance.

2.8	“ITA” means the Israeli Tax Authorities.

2.9	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.10	“Office Holders” [“Nose Misra”]—as such term is defined in the Companies Act, 1999, including, inter alia, any other person who is part of the upper management of the Company and who grants managerial services to the Company.

2.11	“Ordinary Income Award “ or “ OIA “, which means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.12	“102 Award “ means an Award that the Board intends to be a “102 Award” which shall only be granted to employees of the Company who are not Ten Percent shareholders, and shall be subject to and construed consistently with the requirements of Section 102 of the Tax Ordinance. The Company shall have no liability to a Participant or to any other party, if an Award (or any part thereof), which is intended to be a 102 Award, is not a 102 Award. Approved 102 Awards may either be classified as Capital Gain Awards (“CGA”) or Ordinary Income Awards (“OIA”).

2.13	“3(i) Award” means Awards that do not contain such terms as will qualify under Section 102 of the Tax Ordinance.

2.14	“Ordinance” means the Israeli Income Tax Ordinance (New Version) 1961, as now in effect or as hereafter amended.

2.15	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.16	“Trustee” shall mean any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.17	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS; ELIGIBILITY

1.1	The persons eligible for participation in the Plan as Participants shall include any Employees, Office Holders and/or Non-Employees of the Company as such term is defined in the Plan; provided, however, that (i) Employees may only be granted 102 Awards and Office Holders may be granted 102 Awards; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Awards (the “Participants”).

1.2	The Company may designate Awards granted to Israeli Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

1.3	The grant of Approved 102 Awards shall be made under this Amendment adopted by the Committee, and shall be conditioned upon the approval of this Amendment by the ITA.

1.4	Approved 102 Award may either be classified as Capital Gain Award (CGA) or Ordinary Income Award (OIA).

1.5	The Corporation’s election of the type of Approved 102 Awards as CGA or OIA granted to Israeli Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Award under such Election. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Award under such Election and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards under such Election. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

1.6	All approved 102 Awards, must be held in trust by a Trustee as described in Section 4 below.

1.7	For the avoidance of any doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

1.8	Anything in the Plan to the contrary notwithstanding, all grants of Awards to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

1.9	The Company shall notify the Income Tax Commissioner about the grant and the capital gain course chosen at least 30 days before the Date of Grant. Grant of Options shall be made pursuant to, (a) Section 102; and (b) the Trust Agreement, in addition to being made pursuant to the provisions of the Plan and this Agreement; (c) the ITA’s regulation.

1.10	The Company’s election of the tax track according to Section 102 of the Tax Ordinance with regards to 102 Options granted to Employees, as specified in the Notice of Grant (the “Election”) shall be appropriately filed with the Israeli Tax Authorities at least 30 days before the Date of Grant. The Election shall obligate the Company to grant only under that same tax track elected for 102 Options, and shall apply to all Grantees who are granted qualified 102 Options until the end of the year following the year during which the Company first granted the 102 Options, all in accordance with the instructions of Section 102 (g) of the Tax Ordinance. The tax track of 102 Options elected by the Company shall be noted in the Option Agreement.

1.11	Notwithstanding anything to the contrary, the Trustee shall not release any unexercised 102 award or any Share issued upon exercise of 102 Options prior to the full payment of the Grantee’s tax liabilities arising from 102 Options issued to the Grantee and/or any Shares issued upon exercise of such 102 Options.

4.	TRUSTEE

4.1	Approved 102 Awards which shall be granted under the Plan and/or any Shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights including, without limitation, bonus shares, shall be allocated or issued to the Trustee (and registered in the Trustee’s name in the register of members of the Corporation) and held for the benefit of the Participants for such period of time as required by Section 102 (the “Restricted Period”). All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the aforesaid trust as herein provided. In case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be treated as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Participants’ tax liabilities arising from Approved 102 Awards, which were granted to such Participant, and/or any Shares allocated or issued upon exercise of such Awards.

4.3	With respect to any Approved 102 Award, subject to the provisions of Section 102, a Participant shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Restricted Period required under Section 102.

4.4	Upon receipt of Approved 102 Award, the Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and this Amendment, or any Approved 102 Award or Share granted to him thereunder.

5.	FAIR MARKET VALUE FOR TAX PURPOSES

Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be

6.	EXERCISE OF OPTIONS

Options shall be exercised by the Participant’s giving a written notice and remitting payment of the Exercise Price to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and the Trustee and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company or the Representative and the payment of the Exercise Price at the Corporation’s or the Representative’s principal office. The notice shall specify the nominal value of the Share with respect to which the Option is being exercised.

With respect to Unapproved 102 Awads, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of Sale of Shares, all in accordance with the provisions of Section 102.

7.	INTEGRATION OF SECTION 102 AND TAX COMMISSIONER’S PERMIT

7.1	With regards to Approved 102 Awards, the provisions of the Plan and/or any Award Agreement entered into in conjunction with any Award Grant (the “Award Agreement”) shall be subject to the provisions of Section 102 and the Income Tax Commissioner’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Award Agreement.

7.2	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Award Agreement, shall be considered binding upon the Company and the Participants.

8.	TAX CONSEQUENCES

8.1	To the extent permitted by Applicable laws, any tax consequences arising from the grant or exercise of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and/or the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participants agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

8.2	The Company and/or the Trustee shall not be required to release any Share certificate to a Participant until all required payments have been fully made by the Participant.

8.3	In accordance with the Income Tax Rules (Tax Benefits Upon Issues of Shares to Employees) 2003, the Grantee warrants and represents to the Company, the Trustee and the Israeli Income Tax Authorities that it agrees to the provisions of Section 102 of the Income Tax Ordinance shall apply to it and that it will not transfer the Option Shares nor any other shares received subsequently following any realization of rights, by a way of tax-exempt transfer or a transfer under sections 104 (a), 104 (b) or 97 (a) of the Income Tax Ordinance.

8.4	The Company and the Trustee shall be entitled to apply to the Israeli Income Tax Authorities for the purpose of ascertaining the income tax liability of the Grantee with respect to the Option Shares.

8.5	The Grantee acknowledges that, under the current law, if the date of termination of employment shall be prior to the second anniversary of the date of the issue of the Shares then (i) the tax benefits of Section 102 shall not apply (except in the opinion of the Israeli Income Tax Authorities the employment of the Grantee was ceased under special circumstances which were beyond its control) and (ii) the Grantee will be responsible to immediately settle on its own account all of the tax issues and liabilities that are related to the Options or the Option Shares.

8.6	The Grantee further acknowledges that the income that may be earned in connection with the issue of the Option Shares, their transfer in the name of the Grantee or sale thereof shall not be taken into account in calculation of the entitlement of the Grantee to any social benefits. Such social benefits shall include, without limitation, national insurance, managers’ insurance, study funds, pension funds, and severance pay and vacation payments. In the event that the Company or any of its subsidiaries shall be obligated by applicable law to include social benefits as income or profits of the Grantee then the Grantee shall indemnify and hold harmless the Company and the Trustee for any cost that they may incur in this regards.

9.	RESTRICTED PERIOD PER SECTION 102

The following provisions shall apply for the purpose of the tax benefits under Section 102 of the ordinance

9.1	Restricted Period Per Section 102. In accordance with the requirements of Section 102 as now in place and as may be amended in the future, the Option to be issued shall be issued to the Grantee and held in trust by the Trustee for the benefit of Grantee for a period of no less than twenty four (24) months from the date of which the Options were granted and placed with the Trustee (during the Restricted Period Per Section 102 the Grantee will not be allowed to order the Trustee to sell the Option held by him/her on behalf of the Grantee or transfer the Option from Trustee’s hands).

9.2	In order to apply the tax benefits of Section 102, the Options and or Shares may not be sold or transferred (other than through a transfer by will or by operation of law), and no power of attorney or transfer deed shall be given in respect thereof (other than a power of attorney for the purpose of participation in general meetings of shareholders).

9.3	End of Restricted Period per Section 102. Upon the completion of the Restricted Period Per Section 102 as now in place and as may be amended in the future, Grantee shall be entitled to receive from the Trustee the Options, or the Shares acquired in the exercise thereof, which have vested, subject to the provisions of the Plan concerning the continued employment of Grantee at the Company or any Parent or Subsidiary of the Company, and subject to any other provisions set forth herein or in the Plan, and Grantee shall be entitled to exercise the Option and sell the Options or Shares thereby obtained subject to the other terms and conditions of this Option Agreement and the Plan, including the provisions relating to the payment of tax set forth below.

10.	GRANTEE’S REPRESENTATIONS

10.1	The Grantee hereby agrees that the terms of Section 102 of the Tax Ordinance (“Section 102”) shall apply regarding to the Options and or Shares granted.

10.2	The Grantee is obliged not to sell or remove from the Trustee the Options/Shares granted to him prior to the end of restricted period as defined by Section 102.

10.3	The Grantee is aware of the directives set forth in Section 102, and of the tax track that was chosen under Section 102 and its implications.

10.4	The Grantee hereby accepts the terms of the Trust Agreement signed between the Company and the Trustee.

10.5	Grantee acknowledges that during the period in which Shares issued to the Trustee on behalf of an Grantee upon exercise of an Approved 102 Option, are held by the Trustee, if dividends payable in securities are declared on Approved 102 Options held by the Trustee, such securities shall also be subject to the provisions of Section 102 and the provision of this agreement and shall be held in trust by the Trustee. Notwithstanding anything to the contrary, in case that a Grantee of Approved 102 Options/Shares is entitled to receive dividend in cash, the proceeds of such dividend may be wired to the Grantee, after deduction of all applicable taxes.

11.	GOVERNING LAW AND JURISDICTION

The Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. Notwithstanding anything stated herein to the contrary, if and to the extent any issue or matter arises hereunder which involves the application of another jurisdiction or the requirements relating to the administration of share Award of any stock exchange or quotation system, then such laws and requirements shall apply and shall govern such issues or matters, with accordance with any Applicable Laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction to adjudicate any dispute that may arise in connection with the application, interpretation or enforcement of Section 102 including (without limitation) matters involving the Trustee and the Israeli tax consequences of the Restricted of the Awards or the Shares in trust and the release and transfer of such Awards or Shares by the Trustee.

IN WITNESS WHEREOF, the Company executed this Amendment in duplicate on the day and year first above written.

Medtronic, Inc.